EXHIBIT 10.19

Sangamo Therapeutics, Inc.
Restricted Stock Unit Grant Notice
(2018 Equity Incentive Plan)

Sangamo Therapeutics, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the "Plan") and its French Restricted Stock Unit Sub-Plan dated 24 September 2018 (the "Sub-Plan") has awarded to Participant the number of restricted stock units specified and on the terms set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Plan, the Sub-Plan and the Restricted Stock Unit Terms and Conditions, the three of which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan, the Sub-Plan or the Restricted Stock Unit Terms and Conditions shall have the meanings set forth in the Plan, the Sub-Plan or the Restricted Stock Unit Terms and Conditions.

Participant:

Date of Grant:

Vesting Period

Vesting Date

Holding Period:

Number of Restricted Stock Units:

Condition:Participant’s Services

Vesting Schedule:	Subject to the Participant’s Continuous Service through each applicable vesting date, the Award will vest as follows:

[●]

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit which vests at the Vesting Date.

[Drafting Note:  If an E*TRADE form of grant notice is used in lieu of this form of grant notice, the following “Participant Acknowledgements” language needs to be incorporated into the E*TRADE Award grant notification and affirmatively consented to and/or accepted by the Participant.  If there are any other outstanding agreements promising future grants of Company equity such agreements should be specifically listed as an exception to the last acknowledgement.]

Participant Acknowledgements:  By Participant’s acceptance, Participant understands and agrees that the Award is governed by this Restricted Stock Unit Grant Notice, and the provisions of the Plan, the Sub-Plan and the Restricted Stock Unit Terms and Conditions, all of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Sub-Plan, the Restricted Stock Unit Terms and Conditions and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant.  Participant represents that he or she has read and is familiar with the provisions of the Plan, the Sub-Plan, the Restricted Stock Unit Terms and Conditions and the prospectus for the Plan. Participant acknowledges and agrees that this Grant Notice and the Restricted Stock Unit Terms and Conditions may not be modified, amended or revised except in a writing signed by Participant and a duly authorized officer of the Company.  Participant further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Restricted Stock Unit Terms and Conditions, or the Prospectus and the terms of the Plan and/or the Sub-Plan, the terms of the Plan and/or the Sub-Plan shall control.  Participant further acknowledges that the Award Agreement sets forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Participant and Common Stock previously issued to Participant.

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Sangamo Therapeutics, Inc.

By:

Alexander D. Macrae, President and Chief Executive Officer

Date:

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Sangamo Therapeutics, Inc.

2018 Equity Incentive Plan

Restricted Stock Unit Terms and Conditions

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) Sangamo Therapeutics, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under its 2018 Equity Incentive Plan (the “Plan”) and the French Restricted Stock Unit Sub-Plan dated 24 September 2018 (the "Sub-Plan") for the number of restricted stock units as indicated in your Grant Notice (the “Award”).  Capitalized terms not explicitly defined herein but defined in the Grant Notice or the Plan or the Sub-Plan shall have the same definitions as in the Grant Notice or Plan or the Sub-Plan, as applicable.

The general terms and conditions applicable to your Award are as follows:

1.Governing Plan Document.  Your Award is subject to all the provisions of the Plan and the Sub-Plan, including but not limited to the provisions in Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Change in Control on your Award, Section 10(f) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Award, Section 11(b) of the Plan regarding the tax consequences of your Award and Article 4 of the Sub-Plan regarding the breach of the conditions provided under the Sub-Plan.  Your Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between these Terms and Conditions and the provisions of the Plan and/or the Sub-Plan, the provisions of the Plan and/or the Sub-Plan shall control.

2.Grant of the Award.  This Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Stock Units”).  Any additional Stock Units that become subject to the Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

3.Dividends.   You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

4.Withholding Obligations.   As further provided in Section 9 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the tax withholding obligations, if any, which arise in connection with your Award (the “Withholding Taxes”).  Unless the

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Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the Award.

5.Transferability.Your Award will only be definitively attributed at the end of the Vesting Period computed as from the Date of Grant. During the whole Vesting Period, you will only benefit from a conditional and temporary allocation of Common Stock pursuant to the terms and conditions of the Plan and the Sub-Plan (i.e., no consideration, dividend or voting right will be attached to the Award). Common Stock will only be issued at the end of the Vesting Period, on the Vesting Date. Moreover, you will not be allowed to sell, rent or otherwise dispose of Common Stock issued to you until the end of the Holding Period, if any, as provided in your Grant Notice and computed as from the Vesting Date. For more details regarding the Vesting Period and the Holding Period, please refer to Article 2 of the Sub-Plan in particular.

Moreover, if your Award was granted to you in respect of your functions as a corporate executive officer (i.e., Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant d'une société par actions) of TXCell SA, you will be under a specific obligation to hold 1% of Common Stock received in application of your Award in a nominative form until the termination of your functions as corporate executive officer (i.e., Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant d'une société par actions) of TXCell SA, pursuant to Article 2 of the Sub-Plan.

Finally, even after the termination of the Holding Period, if any, your right to sell Common Stock issued in application of your Award may still be limited pursuant to Article 2 of the Sub-Plan.

6.Tax consequences.  The sale of Common Stock may give rise to adverse tax consequences for the Beneficiaries. You are responsible for seeking advices, opinions and consultations from professionals of your choice, in particular prior to the sale of Common Stock, with respect to any applicable tax consequences.

The company does not warrant in any way the tax treatment which will be applied to operations that will be realized by the Beneficiary on the Award or the continuation of the current tax regime.

7.Questions. If you have questions regarding these or any other terms and conditions applicable to your Award, including the applicable income tax consequences please see the prospectus for the Plan which is available on the Company’s intranet site.  You can request a paper copy of the prospectus for the Plan from the Plan Administrator.

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